Exhibit 99.1

For Immediate Release
Mediacom Broadband LLC and Mediacom LLC Report
Results for Third Quarter 2011
Middletown, NY — November 9, 2011 — MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported financial results for the three months ended September 30, 2011.
Mediacom Broadband LLC Third Quarter 2011 Highlights*
•	Revenues were $220.2 million, a 4.5% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $83.4 million, a 13.0% increase from the prior year period

•	Free cash flow of $9.0 million, compared to $8.0 million in the prior year period
Mediacom LLC Third Quarter 2011 Highlights*
•	Revenues were $170.6 million, a 4.3% increase from the prior year period

•	Adjusted OIBDA was $69.2 million, a 10.9% increase from the prior year period

•	Free cash flow of $19.3 million, compared to $18.3 million in the prior year period
About Mediacom
Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of broadband products and services, including traditional and advanced video services such as digital television, video-on-demand, digital video recorders, high-definition television, as well as high-speed Internet access and phone service. Mediacom Communications also offers affordable broadband communications solutions that can be tailored to any size business through Mediacom Business. For more information about Mediacom Communications, please visit www.mediacomcc.com.
Cautionary Statement Regarding Forward-Looking Statements
In this press release, we state our beliefs of future events and of our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the Annual Reports on Form 10-K for the year ended December 31, 2010 for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein.

Contacts:
Investor Relations	Media Relations
Calvin G. Craib	Thomas J. Larsen
Senior Vice President, Corporate Finance	Group Vice President, Legal and Public Affairs
(845) 695-2675	(845) 695-2754

*   Adjusted OIBDA is OIBDA plus investment income from affiliate. See Table 4 for information regarding our use of non-GAAP measures.

TABLE 1*
Mediacom Broadband LLC
Selected Financial and Operating Data
(Dollars in thousands, except per unit data)
(Unaudited)

	Three Months Ended
	September 30,
	2011		2010		YoY% Change
Video	$127,916		$128,566		(0.5)%
High-speed data	62,358		53,606		16.3%
Phone	17,914		16,117		11.1%
Advertising	12,056		12,499		(3.5)%

Total revenues	$220,244		$210,788		4.5%
Service costs	(88,566)		(90,019)		(1.6)%
SG&A expenses	(44,872)		(42,986)		4.4%
Management fees	(3,414)		(3,985)		(14.3)%

OIBDA (a)	$83,392		$73,798		13.0%
Cash interest expense (a)	(26,781)		(26,921)		(0.5)%
Capital expenditures (b)	(43,154)		(34,386)		25.5%
Dividend to preferred members	(4,500)		(4,500)		NM

Free cash flow (a)	$8,957		$7,991		12.1%

OIBDA margin (c)	37.9%		35.0%

	September 30, 2011		September 30, 2010
Bank credit facility	$1,497,000		$1,368,500
8 1/2% senior notes due 2015	500,000		500,000

Total debt	$1,997,000		$1,868,500

Unused revolving credit commitments	$278,200		$427,200

Total leverage ratio (d)	5.99	x	6.33	x
Interest coverage ratio (e)	3.11	x	2.74	x

	September 30, 2011		September 30, 2010
Basic subscribers	612,000		668,000
High-speed data customers	467,000		453,000
Phone customers	179,000		171,000

Primary service units (“PSUs”)	1,258,000		1,292,000
Digital customers	403,000		400,000

Revenue generating units	1,661,000		1,692,000

Customer relationships (f)	708,000		733,000

Average total monthly revenue per:
Basic subscriber (g)	$117.84		$104.48
PSU (h)	$57.83		$54.38
Customer relationship (i)	$102.61		$95.27

*	See Tables 3 and 4.

TABLE 2*
Mediacom LLC
Selected Financial and Operating Data
(Dollars in thousands, except per unit data)
(Unaudited)

	Three Months Ended
	September 30,
	2011		2010		YoY% Change
Video	$99,926		$100,298		(0.4)%
High-speed data	50,357		44,348		13.5%
Phone	16,316		14,681		11.1%
Advertising	3,987		4,237		(5.9)%

Total revenues	$170,586		$163,564		4.3%
Service costs	(73,636)		(74,278)		(0.9)%
SG&A expenses	(29,601)		(28,282)		4.7%
Management fees	(2,644)		(3,093)		(14.5)%

OIBDA (a)	$64,705		$57,911		11.7%
Investment income from affiliate	4,500		4,500		NM

Adjusted OIBDA (a)	$69,205		$62,411		10.9%
Cash interest expense (a)	(23,232)		(22,704)		2.3%
Capital expenditures	(26,678)		(21,435)		24.5%

Free cash flow (a)	$19,295		$18,272		5.6%

Adjusted OIBDA margin (j)	40.6%		38.2%

	September 30, 2011		September 30, 2010
Bank credit facility	$1,253,000		$1,172,000
9 1/8% senior notes due 2019	350,000		350,000

Total debt	$1,603,000		$1,522,000

Unused revolving credit commitments	$122,800		$303,800

Total leverage ratio (d)	5.79	x	6.10	x
Interest coverage ratio (e)	2.98	x	2.75	x

	September 30, 2011		September 30, 2010
Basic subscribers	488,000		535,000
High-speed data customers	383,000		374,000
Phone customers	159,000		153,000

Primary service units (“PSUs”)	1,030,000		1,062,000
Digital customers	300,000		317,000

Revenue generating units	1,330,000		1,379,000

Customer relationship (f)	576,000		596,000

Average total monthly revenue per:
Basic subscriber (g)	$114.53		$101.53
PSU (h)	$54.73		$51.51
Customer relationships (i)	$97.79		$91.10

*	See Tables 3 and 4.

TABLE 3
Reconciliation of Non-GAAP Measures
(Dollars in thousands)
(Unaudited)
Mediacom Broadband LLC:

	Three Months Ended
	September 30,
	2011	2010
Free cash flow	$8,957	$7,991
Capital expenditures	43,154	34,386
Dividend to preferred members	4,500	4,500
Other expense, net	(456)	(643)
Share-based compensation	—	321
Changes in assets and liabilities, net	32,895	18,129

Net cash flows provided by operating activities	$89,050	$64,684

OIBDA	$83,392	$73,798
Depreciation and amortization	(35,503)	(33,022)

Operating income	$47,889	$40,776

Cash interest expense	$26,781	$26,921
Amortization of deferred financing costs	1,116	1,030

Interest expense, net	$27,897	$27,951

Mediacom LLC:

	Three Months Ended
	September 30,
	2011	2010
Free cash flow	$19,295	$18,272
Capital expenditures	26,678	21,435
Other expense, net	(504)	(717)
Share-based compensation	—	146
Changes in assets and liabilities, net	(12,910)	(24,795)

Net cash flows provided by operating activities	$32,559	$14,341

Adjusted OIBDA	$69,205	$62,411
Investment income from affiliate	(4,500)	(4,500)

OIBDA	$64,705	$57,911
Depreciation and amortization	(29,450)	(26,593)

Operating income	$35,255	$31,318

Cash interest expense	$23,232	$22,704
Amortization of deferred financing costs	961	839

Interest expense, net	$24,193	$23,543

TABLE 4
Use of Non-GAAP Financial Measures and Notes
“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and Adjusted OIBDA as OIBDA plus investment income from affiliate. We define cash interest expense as interest expense, net, less non-cash amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends to preferred members. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.
OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze value and compare the companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations, as defined under our debt arrangements.
Free cash flow is used by management to evaluate our ability to repay debt, and to facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors for the same reasons and provides measures that can be used to analyze value and compare companies in the cable television industry, although our measure of free cash flow may not be directly comparable to similar measures reported by other companies.
OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income (loss) as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.
Cash interest expense excludes the non-cash amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the non-cash amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.
For a reconciliation of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Table 3.
NOTES:

(a)	See above for information about our use of Non-GAAP financial measures.

(b)	Excludes $2.2 million of non-cash transactions representing capital expenditures which were accrued during the quarter ended September 30, 2011.

(c)	Represents OIBDA as a percentage of total revenues.

(d)	For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.

(e)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense.

(f)	Represents the total number of customers that receive at least one level of service, without regard to which service(s) customers purchase.

(g)	Represents average total monthly revenues for the quarter divided by average basic subscribers for such quarter.

(h)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.

(i)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.

(j)	Represents Adjusted OIBDA as a percentage of total revenues.